SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 19, 2004

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                               MM COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-26585                 54-1811721
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)

            888 Seventh Avenue
            New York, New York                                        10019
 (Address of principal executive offices)                           (Zip code)



       Registrant's telephone number, including area code: (212) 974-5730

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                               MM COMPANIES, INC.
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page
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Item 5.     Other Events.....................................................3

Item 7.     Exhibits.........................................................3

Signature....................................................................4




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Item 5. Other Events.

      On May 19, 2004, Jewelcor Management, Inc. ("JMI"), a Nevada corporation of which the Company's Chairman, Seymour Holtzman, is the President and an indirect controlling shareholder, acquired all of the 1,209,866 shares of common stock of the Company (representing approximately 36.7% of the outstanding total) held by BCG Strategic Investors, LLC, of which Mr. Holtzman was a managing member and in which JMI indirectly held a 50% equity interest. JMI also acquired an additional 151,668 shares of common stock from other parties, all as described in an Amendment No. 10 to a statement on Schedule 13D filed by JMI and others on or about May 25, 2004.

      On May 27, 2004, MM Companies, Inc., a Delaware corporation ("MMCO"), issued a press release announcing, among other things, the resignation of certain directors and executive officers. A copy of MMCO's press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

Exhibit No.       Description
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99.1              Press Release, dated May 27, 2004







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, MM Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2004

                                       MM COMPANIES, INC.


                                       By: /s/ Seymour Holtzman
                                          ------------------------------
                                          Name:  Seymour Holtzman
                                          Title: Chairman of the Board





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